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                                                                    Exhibit 21.1


                    List of Subsidiaries of Whitewing Environmental Corp.

Subsidiaries of Whitewing Environmental Corp.
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1.  Whitewing Distribution Corp.
2.  Advanced Recovery Solutions, Inc.
3.  Total Recycling Services Inc.

     Subsidiaries of Total Recycling Services, Inc.:
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     3.1 Total Recycling Services of Connecticut, Inc.
     3.2 EMP, Inc.

          Subsidiary of EMP, Inc.
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          3.2.1 Clean Earth Corporation